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                                                                  EXHIBIT 10.23

                              EMPLOYMENT AGREEMENT

         This Employment Agreement is made this 1st day of January, 1996, between Wallace M. Hammond ("Employee") and Phoenix Network, Inc., a Delaware corporation ("Employer") and is intended to replace and supersede the Employment Agreement currently existing between Employer and Employee dated January 1, 1995.

1. Employment. Employee shall be retained as President and Chief Executive Officer to perform such specific duties and have such responsibilities as the Employer's Board of Directors will, from time to time, establish.

2. Term of Employment. Employee's employment in this position shall commence on Monday, January 1, 1996 and shall continue thereafter for a term of three years ending December 31, 1998. Upon each annual anniversary of this agreement the term of this agreement will be automatically extended by one year so as to continually extend the term of this agreement to include subsequent three year periods, unless sooner terminated as provided herein.

3. Compensation and Benefits. (a) Upon execution of this agreement Employer will pay to Employee a Bonus in the amount of $60,000 subject to all appropriate withholdings or other deductions required by law or by Employer's established policies.

Beginning January 1, 1996 Employee shall be paid at the rate of $250,000 per year, beginning January 1, 1997 Employee shall be paid at the rate of $275,000 per year and beginning January 1, 1998 Employee shall be paid at the rate of $300,000 per year which shall be Employee's compensation through the duration of this agreement unless otherwise amended as provided for herein. All payments of salary shall be paid on the regularly scheduled pay dates of the Employer subject to all appropriate withholdings or other deductions required by law or by Employer's established policies. Employer may increase Employee's salary at Employer's sole discretion but shall not reduce such salary below the annual rates established by this Agreement.

On January 1, 1996 Employee shall receive a stock option grant from Employer of 200,000 options to purchase Phoenix Network, Inc. common stock traded on the American Stock Exchange subject to the rules and regulations as outlined in the Employer's 1989 Stock Option Plan, as amended. These options will vest at a rate of 12,500 options per quarter and will become fully vested on December 31, 2000, unless otherwise accelerated by other conditions as outlined herein or by a decision of the Board of Directors of Employer. In the event of a merger, reverse merger, pooling, consolidation, outright sale of the company or any other event which constitutes a "change of control" of the Employer at any time during the duration of this agreement Employee shall have the right to terminate his employment with Employer at will. In the event Employee does terminate his employment with Employer or if Employer elects to terminate Employee's employment under paragraph 5(d.) herein, then at that time, all un-vested options which have previously been granted or will subsequently be granted, will immediately be granted and will immediately vest upon the closing date of that merger, reverse merger, pooling, consolidation or sale or upon the termination of Employee under paragraph 5(d.)
herein.

(d.) Employer agrees to provide to Employee an annual bonus beginning on January 1, 1996, and on an annual basis thereafter, which shall be calculated as one percent (1%) of Employer's Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) as reported in the Company's quarterly 10Qs and annual 10K so long as EBITDA is equal to, or greater than, 70% of budgeted EBITDA for each calendar year. Budgeted EBITDA, for purposes of this Agreement, shall mean EBITDA as budgeted in the Employer's 1996 Pro-Forma Income Statement, a copy of which is attached hereto as Exhibit A. EBITDA budgets for subsequent years will be attached as subsequent exhibits to this Agreement at the beginning of each subsequent year.

Said bonus is to be paid on a quarterly basis, subject to all appropriate withholdings or other deductions required by law or by Employer's established policies. It is the intent of the Employer that this bonus be equal to 1% of Employer's EBITDA on an annual basis so long as actual EBITDA is at least 70% of budgeted EBITDA. Because the bonus will be paid on a quarterly basis there is the possibility that an actual EBITDA exceeding 70% of budget in one quarter and an actual EBITDA below 70% in a subsequent quarter could produce a situation where the Employee has actually been paid a bonus when no bonus was earned. If this situation occurs it is understood that all bonus payments to Employee by Employer will be suspended until such time as EBITDA is equal to or greater than 70% of budgeted EBITDA on a year-to-date basis.

Employer agrees to purchase a "corporate membership" at the country club of Employee's choice and to designate Employee




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as its "representative" with regard to this membership. Employer will pay all assessments, if any, in connection with this membership, while Employee will pay all monthly dues and charges incurred in connection with Employee's use of the club's facilities.

Beginning upon Employee's first day of employment Employee shall have the right to and be covered by all benefits normally afforded to Employer's full time Employees. Such benefits may include, but not limited to, Medical, Dental and Life insurance coverage, Sick and Disability income, 401K Plan, Pension and Profit Sharing plans, Leave of Absence, personal days and paid holidays. Employee shall have twenty (20) days of vacation. Employer shall reimburse Employee for unused days or, at the option of Employee, any unused days may be carried forward into the next calendar year.

Employer shall reimburse employee for such reasonable out-of-pocket expenses as Employee may incur for and on behalf of the furtherance of Employer's business provided that the Employee submits to the Employer satisfactory documentation or other support for such expenses in accordance with Employer's expense reimbursement policy.

4. Covenants of Employee. (a.) During the term of this agreement while Employee is employed by Employer, Employee shall not directly or indirectly engage in any business, whether as proprietor, partner, joint venturer, employer, agent, employee, consultant, officer or beneficial or record owner of more than one percent of the stock of any corporation or association which is competitive to the business conducted by Employer.

During the term of this agreement or after termination of employment Employee will not divulge or appropriate to Employee's own use or to the use of others any trade secrets or confidential information or confidential knowledge pertaining in any way to the business of Employer.

In the event Employee terminates this agreement by quitting or otherwise resigning prior to the expiration of the term hereof as set forth in paragraph 5(e.) of this agreement, or if Employee's employment is terminated by Employer pursuant to paragraph 5(a.) of this agreement, Employee separately agrees, being fully aware that the performance of this agreement is important to preserve the present value of the property and business of Employer, that for 12 calendar months following the date of such termination, Employee shall not directly engage in any business, whether as proprietor, partner, joint venturer, employer, agent, employee, consultant, officer or beneficial or record owner of more than one percent of the stock of any corporation or association which is competitive to the business conducted by Employer. During such 12 month period, Employee shall not solicit or do business competitive to the business conducted by Employer.

Employee agrees that the breach by Employee of any of the foregoing covenants is likely to result in irreparable harm, directly or indirectly, to Employer and Employee, therefore, consents and agrees that if Employee violates any such covenants, Employer shall be entitled, among and in addition to any other rights or remedies available under this agreement or at law or in equity, to temporary and permanent injunctive relief to prevent Employee from committing or continuing a breach of such covenant.

It is the desire, intent and agreement of Employee and Employer that the restrictions placed on Employee by this paragraph 4 be enforced to the fullest extent permissible under the law and public policy applied by any jurisdiction in which enforcement is sought. Accordingly, if and to the extent that any portion of this paragraph 4 shall be adjudicated to be unenforceable, such portion shall be deemed amended to delete therefrom or to reform the portion thus adjudicated to be invalid or unenforceable, such deletion or reformation to apply only with respect to the operation of such portion in the particular jurisdiction in which such adjudication is made.

5. Termination. (a.) Employer shall have the right to terminate Employee's employment at any time for cause for any of the following reasons:

(1) Employee shall be convicted by a court of competent and final jurisdiction of any crime that constitutes a felony in the jurisdiction involved.

(2) Employee shall commit any act of fraud, misappropriation, or embezzlement against Employer.

(3) Employee shall materially breach this agreement or fail or refuse to perform any of his material duties as instructed by



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the Board of Directors or as required by this agreement in any material respect.

In the event Employee is terminated under this agreement for cause the Employer shall present to Employee, in writing, any and all reasons for this termination for cause at the time such allegation is raised. Employee shall then have a period not to exceed thirty (30) to respond to such allegations. Upon receipt of such response Employer shall have as its option to exercise such termination of Employee under paragraph 5 (a.) at its sole discretion

In the event Employee's employment is terminated by Employer for cause Employee shall receive no severance pay.

Employer shall have the right to terminate the services of Employee without cause.

In the event Employer terminates the Employee's employment without cause, Employee shall receive as severance pay an amount equal to eighteen (18) months of Employee's salary and bonus as provided for herein. Said salary will be paid by Employer to Employee in a lump sum upon termination and said bonus will be paid quarterly for six consecutive quarters as provided herein. In addition Employer will pay Employee's relocation expenses from Denver to the location of Employee's choice. Employer will pay directly to the provider or shall reimburse Employee for Employee's reasonable relocation expenses based on the actual amount of such expenses incurred up to a maximum amount of $20,000. for purposes of this provision, relocation expenses consist of Employee's moving costs and expenses incidental thereto. Regardless of the actual amount of these incurred expenses the maximum expense to the Employer for the Employee's relocation under this provision shall be $20,000.

In the event Employer or Employee, as outlined in 3(c), terminates the Employee's employment as a result of a merger, reverse merger, pooling, consolidation, outright sale of the company or any other event which constitutes a "change of control" Employee shall receive as severance pay any and all salary which Employee would have received had Employee remained employed for the duration of the current three year term of this employment Agreement. this severance pay will be paid by Employer to Employee in a lump sum immediately upon termination of employment under 3(c.) herein. In addition Employer will pay Employee's relocation expenses from Denver to the location of Employee's choice. Employer will pay directly to the provider or shall reimburse Employee for Employee's reasonable relocation expenses based on the actual amount of such expenses incurred up to a maximum amount of $20,000. For purposes of this provision, relocation expenses consist of Employee's moving costs and expenses incidental thereto. regardless of the actual amount of these incurred expenses the maximum expense to the Employer for the Employee's relocation under this provision shall be $20,000.

Employee may terminate this agreement if Employer materially breaches any of the provisions in this agreement. If Employee shall terminate this agreement as provided in this paragraph 5(g.) then, provided that Employee is not materially at fault, Employee shall not be liable to Employer for any damages as a result thereof and shall not be bound by the provisions of paragraph 4(c.) of this agreement. Additionally, Employee shall receive as severance pay an amount equal to eighteen (18) months of Employee's salary and bonus as provided for herein. Said salary will be paid by Employer to Employee in a lump sum upon termination and said bonus will be paid quarterly for six consecutive quarters as proved herein. In addition Employer will pay Employee's relocation expenses from San Francisco to the location of Employee's choice. Employer will pay directly to the provider or shall reimburse Employee for Employee's reasonable relocation expenses based on the actual amount of such expenses incurred up to a maximum amount of $20,000. for purposes of this provision, relocation expenses consist of Employee's moving costs and expenses incidental thereto. Regardless of the actual amount of these incurred expenses the maximum expense to the Employer for the Employee's relocation under this provision shall be $20,000.

6. Arbitration. Any controversy, claim or dispute arising out of or relating to any paragraph or clause of this agreement shall be settled by arbitration in San Francisco, California in accordance with the rules then in effect of the American Arbitration Association and judgment upon the award or decision rendered will be entered in any court having jurisdiction thereon.

7. Notices. Any notice, request or other communication to be given by any party to this agreement shall be in writing and be sent by certified mail, postage prepaid, addressed to the parties as follows:



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         If to Employer:                    C/O Phoenix Network
                                            1687 Cole Blvd.
                                            Golden, CO  80401

         If to Employee:                    C/O Phoenix Network, Inc.
                                            1687 Cole Blvd.
                                            Golden, CO  80401

or mailed to such other address as the parties respectively may designate by notice given in a like manner and any such notice, request or other communication shall be deemed to have been given when mailed as described above.

8. Waiver of Breach. The waiver by Employee or Employer of any breach of any provision of this agreement by Employer or Employee respectively shall not operate or be construed as a waiver by Employee or Employer of any subsequent breach by Employer or Employee respectively.

9. Entire Agreement. All prior negotiation and agreements between the parties to this agreement with respect to the matters herein contained are superseded by this agreement and there are no representations, warranties, understandings or agreements other than those expressly set forth in this agreement.

10. Amendment. This agreement may be amended only by written instrument signed by all parties hereto.

11. Governing Law. This agreement shall be governed by the laws of the state of California without giving effect to the choice of law principles.

12. Partial Invalidity. The invalidity or unenforceability of any provision in this agreement shall in no way affect the validity or enforceability of any other provision.

         IN WITNESS THEREOF, the parties have executed this agreement on the date above set forth.

                                         PHOENIX NETWORK, INC. (Employer)


                                         BY: /s/ Thomas H. Bell
                                            ------------------------------------
                                            Thomas H. Bell
                                            Chairman, Compensation Committee

                                             /s/ Wallace M. Hammond
                                             -----------------------------------
                                             Wallace M. Hammond
                                             Employee


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